Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on to the Post-Effective Amendment No. 2 to Form S-1 on Form S-3 of our report dated March 6, 2015, with respect to the consolidated financial statements of Capricor Therapeutics, Inc. and Subsidiary for the years ended December 31, 2014 and 2013. We also consent to the reference of our Firm under the caption “Experts” in the Registration Statement.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California
July 17, 2015